Exhibit (p)(8)

Attachment 1

HGI Amended Code of Ethics

HANSBERGER GLOBAL INVESTORS, INC.

AMENDED CODE OF ETHICS

This Amended Code of Ethics (the “Code”) has been adopted by Hansberger Global Investors, Inc. (“HGI”). The Code is based on the principle that the officers, directors and employees of HGI owe a fiduciary duty to their advisory clients to conduct personal securities transactions in a manner that does not interfere with client transactions or otherwise take unfair advantage of their relationship with HGI and its clients. Persons covered by this Code must adhere to this general principle as well as comply with the Code’s specific provisions. Technical compliance with the Code’s procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of the individual’s fiduciary duties to HGI’s advisory clients. The Code has been adopted pursuant to Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act, including 204A-1 thereof, and to comply with the recordkeeping requirements of Rule 204-2 under the Advisers Act.

l.	DEFINITIONS

A.	“1940 Act” means the U.S. Investment Company Act of 1940, as amended.

B.	“Access Person” means any director or officer of the Company. The term also means: (i) anyof HGI’s Supervised Persons: (A) who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (B) who is involved in making securities recommendations toclients, or who has access to such recommendations that are nonpublic. The term also includes any supervised person who has access to nonpublic information regarding the portfolio holdings of a Reportable Fund.

C.	“Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended.

D.	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to a dividend reinvestment plan.

E.	A Security is “being considered for purchase or sale” when a recommendation to purchase a Security has been made and communicated to the HGI research group or posted on the Company’s research bulletin board.

F.	“Beneficial Account” means all accounts in the name of or for the benefit of an Employee, his or her spouse, dependent children or any person living with an Employee or to whom an Employee contributes economic support, as well as any other non-Company client account with respect to which an Employee exercises investment discretion or provides investment advice.

G.	“Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 16a-1(a)(2) thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an Access Person owns or acquires. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

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H.	“Chief Compliance Officer” or “CCO” means Susan Moore-Wester or her successor.

I.	“Company” means HGI and its subsidiaries.

J.	“Compliance Department” means the Company’s compliance department located in Fort Lauderdale, Florida or its successor.

K.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

L.	“Counsel” means HGI’s legal counsel.

M.	“Employee” means any officer or employee of the Company, but does not mean any Outside Director.

N.	“Exchange-traded Fund or “ETF” means a registered investment company that operates pursuant to an order from the U.S. Securities and Exchange Commission (the “Commission”) exempting the ETF from certain provisions of the 1940 Act so that the ETF may issue securities that trade in a secondary market, and which are redeemable only in large aggregations called creation units. An ETF issues and redeems its shares in creation units, at their net asset value. Individual ETF shares are purchased or sold in secondary market transactions at negotiated prices, i.e., at prices that are determined by that market. An ETF registers with the Commission under the 1940 Act either as an open-end management company or as a unit investment trust. Solely for the purposes of this Code of Ethics, also included in the definition of an ETF are securities that operate in a substantially similar manner as a traditional ETF (e.g., the iShares COMEX Gold Trust). Any questions regarding this definition should be directed to the Chief Compliance Officer or Counsel.

O.	“Federal Securities Laws” means the U.S. Securities Act of 1933, the 1934 Act, U.S. Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the U.S. Gramm-Leach-Bliley Act, rules adopted under these acts, the U.S. Bank Secrecy Act as it applies to registered U.S. investment companies and registered U.S. investment advisers and rules promulgated thereunder. Each of the aforementioned acts shall include amendments made from time-to-time.

P.	“Initial public offering” means an offering of securities registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), the issuer who, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

Q.	“Outside Director” means a director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19)(B) of the 1940 Act.

R.	“Private Placement” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506.

S.	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

T.	“Security” shall have the meaning set forth in Section 202(a)(18) of the Advisers

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Act and, for purposes of this Code of Ethics, shall include ETFs, options and depositary receipts on Securities and transactions in related futures contracts, closed-end investment companies, private investment funds, hedge funds and any other foreign or offshore funds, unit investment trusts and all Reportable Funds. It shall not include Registered Open-End Investment Companies, unit investment trusts that are invested exclusively in one or more Registered Open-End Investment Companies, direct obligations of the Government of the United States, high quality short-term debt securities (including repurchase agreements), bankers’ acceptances, bank certificates of deposit, and commercial paper.

U.	“Supervised Person” shall have the meaning set forth in Section 202(a)(25) of the Advisers Act. For purposes of the Code, all Employees shall be deemed to be Supervised Persons.

V.	“Registered Open-End Investment Company” means any U.S. open-end investment company (mutual fund) other than a Reportable Fund and ETFs.

W.	“Reportable Fund” means any open-end investment company (mutual fund) and closed-end investment company (collectively, “funds”), other than funds that rely on Rule 2a-7 under the 1940 Act, i.e. money market funds, for which HGI serves as an investment adviser or investment sub-adviser or any funds whose investment adviser or principal underwriter controls, is controlled by, or is under common control with, HGI. For purposes of this definition, “control” has the same meaning as set forth in Section 2 (a) (9) of the 1940 Act. A list of such funds is attached to this Code as Schedule 1, which Schedule will be amended from time-to-time.

X.	“Security held or to be acquired” means: (a) any Security which, within the most recent 15 calendar days (i) is or has been held by a client or (ii) is being or has been considered for purchase by the Company for a client; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in (a) above.

II.	STANDARDS OF CONDUCT

All Access Persons shall comply with all applicable provisions of the Federal Securities Laws, including those provisions addressed in the Code as well as the Company’s compliance policies and procedures.

No Access Person shall in connection with the direct or indirect purchase or sale of a Security held or to be acquired by a Company client (including an investment company managed or advised by the Company):

A.	employ any device, scheme or artifice to defraud a client;

B.	make to a client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C.	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a client; or

D.	engage in any manipulative practice with respect to a client.

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III.	EXEMPTED TRANSACTIONS

A.	The prohibitions of Section IV, E., F. and G. of this Code shall not apply to:

1.	Purchases that are part of an Automatic Investment Plan;

2.	Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

3.	Purchases or sales effected in any account over which the person has no direct or indirect influence or control;

4.	Purchases or sales through any profit sharing, pension or other benefit plan of the Company; and

5.	Purchases or sales of ETFs, closed-end investment companies, private investment funds, hedge funds, foreign or off-shore funds, unit investment trusts or Reportable Funds.

B.	The prohibitions of Section IV. A. 5 of this Code shall not apply to:

1.	Purchases or sales that are nonvolitional on the part of the person;

2.	Purchases that are part of an Automatic Investment Plan;

3.	Purchases or sales effected in any account over which the person has no direct or indirect influence or control; and

4.	Purchases or sales through any profit sharing, pension or other benefit plan of the Company.

C.	In addition, the pre-clearance requirements of Section V. A. of this Code shall not apply to:

1.	Purchases or sales that are nonvolitional on the part of the person;

2.	Purchases that are part of an Automatic Investment Plan;

3.	Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

4.	Purchases or sales effected in any account over which the person has no direct or indirect influence or control; and

5.	Purchases and sales of ETFs, closed-end investment companies, private investment funds, hedge funds, foreign or off-shore funds or unit investment trusts.

D.	The Chief Compliance Officer or Counsel may pre-approve a purchase or sale of a Security that would otherwise violate the provisions set forth in Section IV below if he or she determines after appropriate inquiry that the transaction is consistent with the fiduciary duty owed to the Company’s clients and is not potentially harmful to clients because: (a) it does not conflict with any Security being considered for purchase by any current advisory client and (b) the decision to purchase or sell the Security is not the result of information obtained in the course of a person’s relationship with an advisory client or the Company.

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IV.	PROHIBITED CONDUCT; REQUIRED ACTIONS

A.	Employees are prohibited from engaging in the following activities unless they have obtained prior written approval from the Chief Compliance Officer or Counsel:

1.	Employees may not join an investment club or enter into an investment partnership;

2.	Employees may not purchase any security in a Private Placement;

3.	Employees may not serve on a board of directors of either a publicly traded or a privately held company nor may they serve as a member of any creditor committee;

4.	Employees may not purchase any security in an initial public offering; and

5.	Employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days. Any profits realized on such trades shall be disgorged to a charitable organization.

In addition to the above, Access Persons who are not Employees must obtain prior written permission of the Chief Compliance Officer or Counsel before they directly or indirectly acquire Beneficial Ownership in any security in an initial public offering or in a Private Placement.

B.	Every Employee shall direct his or her broker(s) (if any) to provide duplicate confirmations and monthly account statements to the Compliance Department regarding his or her own accounts and for any account in which securities were held for his or her direct or indirect benefit (together, “Beneficial Accounts”). If a broker does not provide confirmations and monthly account statements to the Compliance Department, it shall be the Employee’s responsibility to do so.

C.	For the purpose of purchasing Reportable Funds at net asset value, Employees may have joint accounts only with spouses, their children, parents, step-parents, parents-in-law, brothers, sisters, grandchildren or grandparents and a trustee or custodian of any qualified pension or profit sharing plan or IRA established for the benefit of such persons.

D.	Employees may not speak in or to the media, on or off the record, regarding any client or security without the prior authorization of the Chief Compliance Officer or Counsel.

E.	All Employees are prohibited from purchasing or selling any Security for ten (10) calendar days from the date that: (a) the Company first approves an initial recommendation for the Buy, Hold, Watch or Sell List; or (b) a Security already on the research database is moved from the Hold or Watch List to the Buy List or from the Hold List to the Sell List.

F.	No Employee Account shall execute a Securities transaction on a day during which a Company client has a pending “buy” or “sell” order in such Security.

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G.	No Employee shall execute a Securities transaction within three (3) business days after a Company client has traded in the same Security.

H.	No Employee shall accept a gift of more than de minimis value from any person or entity that does business with, or on behalf of the Company. For purposes of this prohibition, de minimis value is considered to be a value of $300 or less.

I.	No Employee shall, by use of futures, options, options on futures, other types of derivatives or otherwise seek to indirectly accomplish any conduct expressly prohibited by the provisions set forth in this Code,

J.	Each Supervised Person must report, promptly, to the Chief Compliance Officer, any violations of the Code of which he or she becomes aware, even if such violations involve another Supervised Person. Supervised Persons may submit such reports anonymously to the Chief Compliance Officer. Retaliation against any Supervised Person for reporting a violation of this Code shall be treated as a further violation of this Code subjecting the violator to further sanctions under the Code.

V.	PRE-CLEARANCE REQUIREMENT AND PROCEDURES; INITIAL AND ANNUAL REPORTING

A.	No Access Person shall purchase or sell any Security for any of his or her Beneficial Accounts, unless the proposed purchase or sale has been reported to and pre-cleared by the Compliance Department or Counsel.

1.	All proposed personal securities transactions shall be documented either on a Personal Security Trade Authorization Form (a copy of which is attached as Exhibit A) or on an electronic form provided on the Access Person’s personal computer and forwarded to the Compliance Department.

2.	Subject to the further provisions set forth herein, the Compliance Department or Counsel, shall pre-clear any requests to purchase or sell a Security if the proposed transaction does not violate this Code of Ethics or the Federal Securities Laws. Such determination shall be made by:

a.	Reviewing the holdings of the portfolios managed by the Company, including the holdings of Reportable Funds; and

b.	Determining if the Security is currently on the Company’s then current research database or is then currently under consideration for adding to the Company’s database pending review by the Company’s research committee.

3.	After review, if the Compliance Department or Counsel, determines to pre-clear a proposed trade, the Compliance Department (or Counsel) will authorize the Access Person to execute the trade as follows.

a.	The Compliance Department shall execute a Trade Authorization Form.

b.	The Compliance Department shall communicate authorization of the trade to the Access Person.

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c.	The time at which the trade authorization is communicated to the Access Person shall be documented on the Trade Authorization Form.

4.	The trade authorization is effective for two (2) business days after the pre-clearance is granted, unless otherwise indicated by the Compliance Department.

5.	The Compliance Department shall maintain the originally executed Trade Authorization Form. A copy of the executed Trade Authorization Form will be available to the Access Person upon request.

B.	All Access Persons shall disclose all Securities holdings for which they have Beneficial Ownership, as well as certain information regarding Beneficial Accounts, on holdings reports requesting the information set forth in Section VI. B., below upon commencement of employment or association as an Access Person, but in no event, later than ten (10) calendar days of commencement of employment or association as an Access Person and thereafter on an annual basis. Information contained in holdings reports submitted in accordance with this Code must be current as of a date no more than 45 days prior to the date of such report, which must be timely submitted to the Chief Compliance Officer. Access Persons that do not have any Securities holdings or Beneficial Account information to report must submit a report certifying that the Access Person does not have any reportable information as of the date of the report. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. The Company shall provide to each Access Person a copy of the Code as well as any amendments to the Code. All Access Persons must complete an acknowledgment upon commencement of employment or association as an Access Person, and thereafter on (i) receipt of any amendment to the Code and (ii) an annual basis (a copy of which is attached as Exhibit B).

VI.	QUARTERLY REPORTING

A.	Every Access Person shall submit a quarterly report to the Chief Compliance Officer with the information described in paragraph B. below with respect to any Beneficial Accounts opened during the quarter and all transactions in any Security in which such Access Person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership in the Security during such quarter. Access Persons need not, however, report on the following transactions:

1.	Purchases or sales that are non-volitional on the part of the person;

2.	Purchases that are part of an Automatic Investment Plan; and

3.	Purchases or sales effected in any account over which the person has no direct or indirect influence or control.

B.	Quarterly reports shall be submitted to the Chief Compliance Officer no later than 30 calendar days after the end of each calendar quarter, and shall contain the following information:

1.	The date of the transaction, the title and the number of shares, the exchange ticker symbol, SEDOL or CUSIP number and the principal amount, interest rate and maturity date of each Security involved;

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2.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.	The price at which the transaction was effected;

4.	The name of the broker, dealer or bank with or through whom the transaction was effected;

5.	With respect to any Beneficial Account established during the quarter, the name of the broker, dealer or bank with whom the account was established and the date the account was established; and

6.	The date the report was submitted.

C.	Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

D.	In accordance with sections IV.A. and B. above, all Access Persons are required to provide duplicate confirmations and account statements for each account over which the Access Person has Beneficial Ownership. Access Persons that do not have any brokerage accounts or Beneficial Ownership of Securities must submit a quarterly transaction report to certify that the Access Person has no transactions to report.

VII.	PROCEDURES TO PREVENT INSIDER TRADING UNDER ADVISERS ACT SECTION 204A

A.	POLICY STATEMENT

No director, officer or employee (“employee”) of HGI or of any of the registered investment companies managed by HGI shall: (1) trade on material nonpublic information in violation of the law, either personally or on behalf of others, including the HIS Funds and other investment companies managed by HGI or the accounts managed by HGI (collectively, the “HGI Clients”); or (2) communicate material nonpublic information to others, including but not limited to investors and clients, in violation of the law. This conduct is often referred to as “insider trading.” This policy applies to all transactions in securities; it applies to every employee and to trades for the account of the employee, his or her spouse and minor children and to other related persons or entities such as corporations or trusts over which the employee has control; and it extends to activities within and outside each employee’s duties at HGI.

B.	INSIDER TRADING LAW

The term “insider trading” is not defined in the federal securities laws, and the law concerning insider trading is still evolving. It is generally understood that the law prohibits:

1)	trading by an insider, while in possession of material nonpublic information;

2)	trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

3)	communicating material nonpublic information to others.

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The italicized terms above, the elements of insider trading, and the penalties for such unlawful conduct are discussed below.

C.	PROCEDURES

The following rules apply to all Access Persons:

1.	Identifying Material Nonpublic Information

Before trading for yourself, a Beneficial Account, Employee Account or Company clients (including investment companies or private accounts managed by the Company) in the securities of a company about which you may have potential inside information, ask yourself the following questions:

Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

Common, but by no means exclusive, examples of what may be “material” include the following:

•	Dividend changes

•	Declarations of stock splits and stock dividends

•	Financial forecasts, especially earnings estimates

•	Changes in previously disclosed financial information

•	Mergers, acquisitions, or tender offers

•	Proposed issuances of new securities

•	Stock repurchase programs

•	Major litigation

•	Significant changes in management or operations

•	Significant increases or declines in backlog orders or the award of a significant contract

•	Significant new products to be introduced and significant discoveries of oil and gas, minerals, or the like

•	Extraordinary borrowings or liquidity problems

•	Purchase or sale of substantial assets

•	Governmental investigations, criminal actions, or indictments and any collateral consequences, including potential debarment from government contracts

Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace? (For example, published in Reuters, the Wall Street Journal, Bloomberg.com or other publications of general circulation.)

If, after consideration of the above, you believe that the information may be material and non-public, you should take the steps listed below. If you have any doubts as to whether information may be material and non-public, you should assume that the information is material and non-public.

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a.	Report the matter immediately to the Chief Compliance Officer.

b.	Do not purchase or sell the securities on behalf of yourself or others (including investment companies or private accounts managed by the Company).

c.	Do not communicate the information inside or outside the Company, other than to the Chief Compliance Officer.

d.	After the Chief Compliance Officer has reviewed the issue, you will be instructed either to continue the prohibitions against trading and communication noted in paragraphs 2 and 3 above, or you will be allowed to trade and communicate the information.

2.	Who is an Insider?

The concept of insider is broad. It includes officers, directors and employees of an entity such as a private company or municipality. In addition, a person who is not an employee of the entity can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of the entity’s affairs and as a result is given access to information solely for the entity’s purposes. A temporary insider can include, among others, the entity’s outside attorneys, accountants, consultants, bank lending officers, financial adviser, financial printer, underwriter or placement agent, and the employees of any such organization. Before an outsider will be deemed to be such a temporary insider, the employing entity must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty. Under these rules, HGI and its employees are “insiders” with respect to funds managed by HGI. Certain HGI employees may be deemed to be insiders of Natixis Global Asset Management.

An employee receiving information about an issuer generally available to security holders and others will generally not be an insider of an issuer he or she is analyzing because no fiduciary relationship exists between the employee and the issuer. Such a relationship could also arise where the employee is told that the information is confidential and should not be used for investment purposes until publicly disclosed.

3.	(a) Basis for Liability – violation of an insider’s duty to keep information confidential.

In 1980, the Supreme Court found that a person in possession of material nonpublic information is prohibited from trading on such information only if he owes a fiduciary duty of disclosure to someone in the marketplace. That is, mere possession of material nonpublic information does not give rise to a duty to either disclose the information or abstain from trading; only where a fiduciary relationship exists between parties to the transaction does the need to disclose or abstain arise. Chiarella v. U.S.

In Dirks v. SEC (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders:

“temporary insiders” - non-insiders can become “temporary insiders” by entering into a relationship with the issuer through which they gain access to confidential information (e.g., financial advisers, attorneys, accountants); or

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“tippees” – non-insiders can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders. In the “tippee” situation, however, a breach of duty occurs only if the insider (the “tipper”) personally benefits, directly or indirectly, from the disclosures. The benefit does not have to be a direct payment for information; it can be a gift, a reputational benefit that may be expected to translate into future earnings, or any relationship that suggests a quid pro quo.

Every HGI employee stands in a fiduciary relationship with respect to HGI and the HGI Clients and therefore has a duty to keep insider information about HGI or the Clients confidential. There may be other situations where an HGI employee’s job may place him or her in a fiduciary relationship with another party, and it is possible that an HGI employee could be a “tippee” of an insider breaching his or her duty. In each such case, the fact that use of such information would breach a fiduciary duty would require the employee and in most cases HGI and the HGI Clients to abstain from trading in the securities affected by nonpublic information the employee may possess.

(b) Basis for liability – misappropriation of material nonpublic information

Another basis for insider trading liability is “misappropriation” – trading on material nonpublic information that was stolen or misappropriated from any other person. For example, in U.S. v. Carpenter, the Supreme Court found that a columnist violated insider trading laws when he stole information from the Wall Street Journal – the contents of soon-to-be published “Heard on the Street” columns – and used it for trading in the securities markets.

It is possible that an HGI employee could be in a position precisely analogous to that presented in the U.S. v. Carpenter case. An HGI employee could not, for example, trade in securities that were to be the subject of a forthcoming HGI research report if it were reasonably likely that the information or analysis contained in that report would have a substantial effect on the price of the security. Similarly, if an employee were to come into possession of material nonpublic information in the course of his or her duties at HGI, he or she could not trade on the basis of that information for his or her own account – even though the information had not been received from an insider in breach of the insider’s duty to keep the information confidential – because the HGI employee’s use of the information for his own benefit or the benefit of “tippees” would constitute a misappropriation of information belonging to HGI.

4.	Penalties for Insider Trading

Penalties for trading on or communicating insider information are severe, both for individuals involved in such unlawful conduct and for their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions, (b) treble (triple) damages, (c) disgorgement of profits, (d) jail sentences, (e) fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and (f) fines for the employer or other controlling person (see Section E below) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

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In addition, any violation of this policy statement can be expected to result in serious sanctions by HGI, including dismissal. Sanctions are discussed below at Section VIII

5.	Liability of HGI as a Controlling Person

HGI can also be liable for civil penalties for insider trading as a “controlling person.” A controlling person is deemed under the law to be liable for insider trading violations of “controlled persons” (e.g., HGI employees) if the controlling person knew or recklessly disregarded the fact that a controlled person was likely to engage in insider trading and failed to take action to prevent the violation. The term controlling person includes HGI, the HGI Clients, any person with the power to influence or control the direction or management, policies or activities of another person, and arguably includes the directors and officers of HGI and the HIS Funds.

6.	Restricting Access to Material Non-Public Information

Information in your possession that is identified, as material and non-public may not be communicated to anyone, including persons within the Company, except to the Chief Compliance Officer. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

To implement the proper restriction of access to material non-public information, various Company employees and/or departments are responsible for the following:

a.	General Access Control Procedures

The Company has established a process by which access to sensitive company files that may contain non-public information is limited. Since most of the Company’s files that might have insider-trading implications are stored in computers, electronic access is controlled via passwords and secure drives. The limitations on electronic access are monitored periodically.

Access Persons are made aware of their duties with respect to physical information being stored in appropriate areas and secure file cabinets. Access to all areas of the Company is limited through one main reception area so that outsiders are immediately identified and escorted to their proper destinations.

b.	Confidentiality Agreements

From time to time, the Company may enter into a confidentiality agreement with third parties as a condition to receiving material, nonpublic or other confidential information. All such requests should be referred to the Counsel, which, in consultation with the Compliance Department, as appropriate, will ensure that the form of confidentiality agreement adequately addresses the circumstances in which the Company may share such information. No Employee is authorized to enter into any written or oral confidentiality agreement, on behalf of the Company without the express prior approval of Counsel or the Compliance Department.

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Where an Employee wishes to share material, nonpublic or other confidential information outside of the Company, prior to sharing the information, Counsel will obtain from the third party, an agreement whereby the third party (i) represents that it, together with its representatives, will not divulge the information to any other person, or trade in the securities as to which the information relates, without the approval of the Compliance Department; and, as appropriate (ii) indemnifies the Company against any liability arising from the improper use or disclosure of such information by the third party or its representatives.

c.	Compliance Department Procedures

Within 10 days of commencing employment, the Compliance Department provides the individual with the Company’s Insider Trading Procedures and an acknowledgment form in which the individual represents that he or she has received the Company’s Insider Trading Procedures, has read and understands them, and that he or she understands that continued employment with the Company is dependent upon compliance with those procedures.

Annually, the Compliance Department elicits a written statement from all Company Access Persons that they have not made securities transactions based on material non-public information.

7.	Supervisory Procedures for Effectuating Compliance

The roles of the Compliance Department and Counsel are critical to the implementation and maintenance of HGI’s Insider Trading Procedures. Supervisory procedures can be divided into three categories – Prevention of Insider Trading, Detection of Insider Trading and Control of Inside Information.

a.	Prevention of Insider Trading

To prevent insider trading, the Compliance Department or Counsel:

i.	provide, on a regular basis, an educational program to familiarize Access Persons with, and meet with newly hired personnel to inform them of, the Company’s Insider Trading Procedures;

ii.	answer questions regarding the Company’s Insider Trading Procedures;

iii.	resolve issues of whether information received by an Access Person of the Company is material and non-public; and

iv.	review on a regular basis and update as necessary the Company’s Insider Trading Procedures.

b.	Detection of Insider Trading

To detect insider trading, the Compliance Department is responsible for:

i.	reviewing the trading activity reports filed by each Access Person;

14	Amended June 30, 2010

iii.	reviewing the trading activity of the Company’s own account, if applicable;

c.	Control of Inside Information

When it has been determined that an Access Person of the Company has material non-public information, measures will be implemented to prevent dissemination of such information. For example:

i.	All Access Persons of the Company will be notified that they are prohibited from disclosing to other persons (“tippees”) inside information about the issuer in question and from trading in the securities in question in “personal securities transactions” or for the accounts of clients until further notice.

ii.	Following receipt of notice prohibiting certain trades and until receipt of further notice, every Access Person with material non-public information shall file with the Chief Compliance Officer a weekly written report of all personal securities transactions effected during the prior week. This weekly report is in addition to the standard Form (Exhibit A) filed with the Chief Compliance Officer.

iii.	The Compliance Department will review such reports weekly as well as the Company’s records of trades for client’s accounts in order to determine if these procedures have been violated.

iv.	The Compliance Department will maintain and regularly update a list of every Access Person who has indicated or about whom it has been indicated that he or she has come into contact with material non-public information so that it can better monitor these particular Insiders.

v.	The Compliance Department will place any written materials containing the inside information in a confidential file.

d.	Special Reports to Management

Promptly upon learning of a violation of the Company’s Insider Trading Procedures, the Compliance Department should determine whether a written report to senior management, the Executive Management Committee, and/or the appropriate Board of Directors is warranted taking into consideration the nature of the violation in light of all relevant facts and circumstances.

e.	Annual Reports to Management and Investment Companies

Periodically, the Compliance Department shall prepare written reports to the management of the company (a) setting forth existing procedures to detect and prevent insider trading and a description of HGI’s continuing educational program regarding insider trading, (b) describing any issues arising under the Code, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to such violations, and (c) certifying that the Company has adopted procedures reasonably necessary to prevent Access Persons

15	Amended June 30, 2010

from violating the Code; and a copy of such report shall promptly be furnished to the board of directors of any investment company registered under the 1940 Act for which the Company serves as investment adviser or sub-adviser.

VIII.	SANCTIONS

The Chief Compliance Officer shall report any material code violations to the management of the company, which may then impose such sanctions, as it deems appropriate, up to and including termination of employment.

IX.	RESOLVING ISSUES CONCERNING INSIDER TRADING

If, after consideration of the items set forth herein, doubt remains as to whether information is material or nonpublic, or whether such information was received as an insider or non-insider, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, the matter must be discussed with the Compliance Department before any trading may take place and before communicating the information to anyone other than in accordance with these procedures.

Exhibit A

HANSBERGER GLOBAL INVESTORS PERSONAL SECURITIES TRADE AUTHORIZATION FORM

Name: _______________________________________________________________________________________

Legal Name of Account: ______________________________________________________________________________

Transaction Date: _________________________	Time Requested: _________________________________

BUY ___________	SELL ________________	Security: _________________

Sedol No.: ______________

Number of Shares and Approx. Price: ___________________________________________________________________

– OR –

Total US Dollar Amount:________________

Broker: ____________________________	Account #: _______________________

Contact in Compliance Department: Susan Moore-Wester

To the best of my knowledge this proposed transaction does not violate the provisions of the HGI Amended Code of Ethics.

Signature: ____________________	Date: ________________________

FOR COMPLIANCE USE ONLY

Contact in Trading: ___________________________________________________________________________________

Contact in Research: __________________________________________________________________________________

16	Amended June 30, 2010

Comments: This security has no pending trade tickets and the security is not currently under consideration for purchase or sale by HGI.

Compliance Completed/Checked By: ___________________________________________________________________________________

Chief Compliance Officer: ______________________________________________________________________________________________

NOTIFICATION OF APPROVAL OR DENIAL

Date: ___________________________________________________	Time Responded: _____________________________________________

Approved: ______________	Denied: _______________

Comments: __________________________________________________________________________________________________________

Form Completed By: __________________________________________________________________________________________________

17	Amended June 30, 2010

EXHIBIT B

HANSBERGER GLOBAL INVESTORS, INC.

AMENDED CODE OF ETHICS

ACKNOWLEDGMENT

I have received and reviewed the Hansberger Global Investors, Inc. Amended Code of Ethics. I understand its provisions and their applicability to me and agree to comply with them.

Name:
(Please Print)

Position:

Date:

Company:

Signature:

Detach and return this acknowledgment to:

Susan Moore-Wester, 401 East Las Olas Blvd., Suite 1700, Fort Lauderdale, FL 33301.

18	Amended June 30, 2010

Reportable Funds (for Employees)

07/16/2008

Fund / Portfolio Name	Share Class	Ticker Symbol	Adviser	Natixis-Affiliated Sub-Adviser	How Fund is Offered
ActivePassive Emerging Markets Equity Fund	A I	APERX	FundQuest Incorporated	Hansberger Global Investors, Inc.	Retail Institutional

AEW Real Estate Fund	A B C Y	NRFAX NRFBX NRCFX NRFYX	AEW Management & Advisors, L.P.	N/A	Retail

CGM Advisor Targeted Equity	A B C Y	NEFGX NEBGX NEGCX NEGYX	Capital Growth Management Limited Partnership	N/A	Retail

Delafield Fund, Inc.	N/A	DEFIX	Reich & Tang Asset Management, LLC	N/A	Retail/Offered in 401K account

First American Funds, Inc – International Select Fund	A B C	ISACX ISBCX ICCSX	FAF Advisors Inc.	Hansberger Global Investors, Inc.	Retail
	R	ISRCX			Institutional
	Y	ISYCX			Institutional

Frank Russell Investment Co. – Real Estate Securities Fund	C E	N/A	Frank Russell Investment Management Company	AEW Management & Advisors, L.P.	Retail
	S				Institutional

Frank Russell Investment Co. – Russell Insurance Fund – Real Estate Securities	N/A	N/A	Frank Russell Investment Management	AEW Management & Advisors, L.P.	Variable annuity/variable life

Gateway Fund	A C	GATEX GTECX	Gateway Investment Advisers, LLC	Gateway Investment Advisers, LLC	Retail
	Y	GTEYX			Institutional

19	Amended June 30, 2010

Guidestone Funds Extended Duration Bond Fund	GS2 GS4 GS6 GS8	GEDYX GEDZX GEDVX	SBC Financial Services, Inc.	Loomis, Sayles & Company, L.P.	Southern Baptist foundations, organizations and affiliates thereof

Hansberger International Fund	A B C Y	NEFDX NEDBX NEDCX Not currently offered	Natixis Asset Management Advisors, L.P.	Hansberger Global Investors, Inc.	Retail

Hansberger International Series – International Value Fund	Institutional Advisor	HINTX HIVVX	Hansberger Global Investors, Inc.	N/A	Institutional Retail

Hansberger International Series – International Growth Fund	Institutional Advisor	HITGX HIGGX	Hansberger Global Investors, Inc.	N/A	Institutional Retail

Hansberger International Series – International Core Fund	Institutional Advisor	HICFX HICCX	Hansberger Global Investors, Inc.	N/A	Institutional Retail

Hansberger International Series – Emerging Markets Fund	Institutional Advisor	HEMGX HEMMX	Hansberger Global Investors, Inc.	N/A	Institutional Retail

ING International Capital Appreciation Fund	A B C	IACAX ICABX ICACX	ING Investments, LLC.	Hansberger Global Investors, Inc.	Retail
	I	ICAIX			Institutional

Laudus International Marketmasters Fund	Investor shares	SWOIX	Charles Schwab Investment Management, Inc.	Harris Associates, L.P.	Retail
	Select shares	SWMIX

Laudus U.S. Marketmasters Fund	Investor shares	SWOGX	Charles Schwab Investment Management, Inc.	Harris Associates, L.P.	Retail
	Select shares	SWMGX

LMP Real Estate Income Fund	N/A	RIT	Citi Fund Management, Inc.	AEW Management & Advisors, L.P.	N/A

20	Amended June 30, 2010

Loomis Sayles Mid Cap Growth Fund	I R	LSAIX LAGRX	Loomis, Sayles & Company, L.P.	N/A	Institutional Retail

Loomis Sayles Bond Fund	I R ADMIN	LSBDX LSBRX LBFAX	Loomis, Sayles & Company, L.P.	N/A	Institutional Retail Institutional

Loomis Sayles Core Plus Bond Fund	A B C	NEFRX NERBX NECRX	Loomis, Sayles & Company, L.P.	N/A	Retail
	Y	NERYX			Institutional

Loomis Sayles Fixed Income Fund	I	LSFIX	Loomis, Sayles & Company, L.P.	N/A	Institutional

Loomis Sayles Global Bond Fund	I R	LSGBX LSGLX	Loomis, Sayles & Company, L.P.	N/A	Institutional Retail

Loomis Sayles Global Markets Portfolio	A B E	N/A N/A N/A	Met Investors Advisory, LLC	Loomis, Sayles & Company, L.P.	Variable Insurance Product

Loomis Sayles Growth Fund	A B C	LGRRX LGRBX LGRCX	Loomis, Sayles & Company, L.P.	N/A	Retail
	Y	LSGRX			Institutional

Loomis Sayles High Income Fund	A B C	NEFHX NEHBX NEHCX	Loomis, Sayles & Company, L.P.	N/A	Retail

Loomis Sayles High Income Opportunities Fund	N/A	LSIOX	Loomis, Sayles & Company, L.P.	N/A	Institutional / Wrap Fee Program

Loomis Sayles Inflation Protected Securities Fund	I	LSGSX	Loomis, Sayles & Company, L.P.	N/A	Institutional

Loomis Sayles Institutional High Income Fund	I	LSHIX	Loomis, Sayles & Company, L.P.	N/A	Institutional

21	Amended June 30, 2010

Loomis Sayles Intermediate Duration Fixed Income Fund	I	LSDIX	Loomis, Sayles & Company, L.P.	N/A	Institutional

Loomis Sayles International Bond Fund	A C	LSIAX LSICX LSIYX	Loomis, Sayles & Company, L.P.	N/A	Retail

	Y				Institutional

Loomis Sayles Investment Grade Bond Fund	A B C	LIGRX LGBBX LGBCX	Loomis, Sayles & Company, L.P.	N/A	Retail

	Y	LSIIX			Institutional

Loomis Sayles Investment Grade Fixed Income Fund	I	LSIGX	Loomis, Sayles & Company, L.P.	N/A	Institutional

Loomis Sayles Limited Term Government and Agency Fund	A B C	NEFLX NELBX NECLX	Loomis, Sayles & Company, L.P.	N/A	Retail

	Y	NELYX			Institutional

Loomis Sayles Municipal Income Fund	A B	NEFTX NETBX	Loomis, Sayles & Company, L.P.	N/A	Retail

Loomis Sayles Research Fund	A B	LSRRX LSCBX	Loomis, Sayles & Company, L.P.	N/A	Retail

	C	LSCCX			Retail
	Y	LISRX			Institutional

Loomis Sayles Securitized Asset Fund	Institutional	LSSAX	Loomis, Sayles & Company, L.P.	N/A	Institutional /Wrap fee programs

Loomis Sayles Strategic Income Fund	A B C	NEFZX NEZBX NECZX	Loomis, Sayles & Company, L.P.	N/A	Retail

	Y	NEZYX			Institutional

Loomis Sayles Small Cap Growth Fund	I	LSSIX	Loomis, Sayles & Company, L.P.	N/A	Institutional
	R	LCGRX			Retail

22	Amended June 30, 2010

Loomis Sayles Small Cap Value Fund	I	LSSCX	Loomis, Sayles & Company, L.P.	N/A	Institutional
	R	LSCRX			Retail
	ADMIN	LSVAX			Institutional

Loomis Sayles Tax Managed Equity Fund	I	LSCGX	Loomis, Sayles & Company, L.P.	N/A	Institutional

Loomis Sayles Value Fund	A	LSVRX	Loomis, Sayles & Company, L.P.	N/A	Institutional
	B	LSVBX			Retail
	C	LSCVX
	Y	LSGIX
Institutional

Loomis Sayles Global Markets Fund	Y	LSWWX	Loomis, Sayles & Company, L.P.	N/A	Institutional
	A	LGMAX
	C	LGMCX

The Managers Fund – Bond Fund	N/A	MGFIX	The Managers Fund LLC	Loomis, Sayles & Company, L.P.	Retail

The Managers Fund – Fixed Income Fund	A	MFDAX	The Managers Fund LLC	Loomis, Sayles & Company, L.P.	Retail
	B	MFDBX
	C	MFDCX
	Y	MFDYX			Institutional

The Managers Fund – Global Bond Fund	N/A	MGGBX	The Managers Fund LLC	Loomis, Sayles & Company, L.P.	Retail

Mass Mutual Focused Value Fund	A	MFVAX	Massachusetts Mutual Life Insurance Co.	Harris Associates, L.P.	Retail – retirement plans only
	N	MFVNX
	L	MMFVX
	S	MFVSX
	Y	MMFYX

23	Amended June 30, 2010

Mass Mutual Select Overseas Fund	A	MOSAX	Massachusetts Mutual Life Insurance Co.	Harris Associates, L.P.	Retail – retirement plans only
	N	MOSNX
	L	MOSLX
	S	MOSSX
	Y	MOSYX

Masters Select International Fund	N/A	MSILX	Litman Gregory Fund Advisors, LLC	Harris Associates, L.P.	Retail

Masters Select Value Fund	N/A	MSVFX	Litman Gregory Fund Advisors, LLC	Harris Associates, L.P.	Retail

Maxim Loomis Sayles Bond Portfolio	N/A	F0001I	Maxim Capital Management, LLC	Loomis, Sayles & Company, L.P.	Variable annuity/variable life

Maxim Loomis Sayles Small Cap Value Portfolio	N/A	F000FA	Maxim Capital Management, LLC	Loomis, Sayles & Company, L.P.	Variable annuity/variable life

Metropolitan Series Fund – Harris Oakmark Focused Value Portfolio	A	N/A	Met Life Advisers, LLC	Harris Associates, L.P.	Variable annuity/variable life
	B	N/A
	E	N/A

Metropolitan Series Fund – Harris Oakmark International Portfolio	A	N/A	Met Investors Advisory, LLC	Harris Associates, L.P.	Variable annuity/variable life
	B	N/A
	E	N/A

Metropolitan Series Fund – Loomis Sayles Small Cap Portfolio	A		Met Life Advisers, LLC	Loomis, Sayles & Company, L.P.	Variable insurance product
B
E

MTB International Equity Fund	A	GVIEX	MTB Investment Advisors, Inc.	Hansberger Global Investors, Inc.	Retail
	B	VIEFX			Retail
	Institutional I	MVIEX			Institutional

Natixis Cash Management Trust - Money Market Series	A	NEMXX	Natixis Asset Management Advisors, L.P.	Reich & Tang Asset Management, LLC	Available to U.S. persons, retail, institutional & retirement platforms
	B	NMBXX
	C	NVCXX

24	Amended June 30, 2010

Natixis Harris Associates Focused Value Fund	A	NRSAX	Natixis Asset Management Advisors, L.P.	Harris Associates, L.P.	Retail
	B	NRSBX
	C	NRSCX

Natixis Harris Associates Large Cap Value Fund	A	NEFOX	Natixis Asset Management Advisors, L.P.	Harris Associates, L.P.	Retail
	B	NEGBX			Retail
	C	NECOX			Retail
	Y	NEOYX			Institutional

Natixis Income Diversified Portfolio	A C	IIDPX CIDPX	Natixis Asset Management Advisors, L.P.	Loomis, Sayles & Company, L.P., AEW Management & Advisors, L.P.	Retail

Natixis Moderate Diversified Portfolio	A C	AMDPX CMDPX	Natixis Asset Management Advisors, L.P.	Loomis, Sayles & Company, L.P., Harris Associates, L.P.	Retail

Natixis U.S. Diversified Portfolio	A B C Y	NEFSX NESBX NECCX NESYX		Harris Associates, L.P.; Loomis, Sayles & Company, L.P.	Retail Retail Retail Institutional

The Oakmark Equity and Income Fund	I II	OAKBX OARBX	Harris Associates, L.P.	N/A	Retail

The Oakmark Fund	I II	OAKMX OARMX	Harris Associates, L.P.	N/A	Retail

The Oakmark Global Fund	I II	OAKGX OARGX	Harris Associates, L.P.	N/A	Retail

The Oakmark Global Select Fund	I	OAKWX	Harris Associates, L.P.	N/A	Retail

The Oakmark International Fund	I II	OAKIX OARIX	Harris Associates, L.P.	N/A	Retail

The Oakmark International Small Cap Fund	I II	OAKEX OAREX	Harris Associates, L.P.	N/A	Retail

The Oakmark Select Fund	I II	OAKLX OARLX	Harris Associates, L.P.	N/A	Retail

25	Amended June 30, 2010

Optimum Small Cap Value Fund	A B C Institutional	OASVX OBSVX OCSVX OISVX	Delaware Management Company	Reich & Tang Asset Management, LLC	Retail Retail Retail Institutional

Pacific Capital International Stock Fund	A B C Y	PAISX PABISX PIKCX PCVSX	The Asset Management Group of Bank of Hawaii	Hansberger Global Investors, Inc.	Retail Retail Retail Institutional

Pacific Funds PF Loomis Sayles Large-Cap Growth Fund	A B C	PFBAX PFBBX PFBCX	Pacific Life Insurance Company	Loomis, Sayles & Company, L.P.	Retail

Pacific Select Funds Large-Cap Growth Portfolio	N/A	N/A	Pacific Life Insurance Company	Loomis, Sayles & Company, L.P.	Variable insurance product

Partners Smallcap Value Fund II	Institutional Class	PPVIX	Principal Management Corporation	Vaughan Nelson Investment Management, L.P.	Principal Life administered employer-sponsored retirement plans
	Advisors Preferred	none
	Advisors Select	none
	Advisors Signature	none
	Preferred Select	none

Pioneer Real Estate Shares	Y	PWREX	Pioneer Investment Management, Inc.	AEW Management & Advisors, L.P.	N/A

Pioneer Real Estate Shares VCT Portfolio	N/A	N/A	Pioneer Investment Management, Inc.	AEW Management & Advisors, L.P.	N/A

26	Amended June 30, 2010

PMC Large Cap Value	R	PMLVX	Envestnet Asset Mgmt., Inc.	Loomis, Sayles & Company, L.P.	Retail

Roszel/Loomis Sayles Large Cap Growth Portfolio	N/A	N/A	Roszel Advisors, LLC	Loomis, Sayles & Company, L.P.	Variable insurance product

Russell Investment Management Company Ltd. Global Equity Fund	A C	RGEAX RGECX	Russell Investment Management Company	Harris Associates, L.P.	Retail

Saratoga Advantage Trust/Mid Capitalization Portfolio	I A B C	SMIPX SPMAX SPMBX SPMCX	Saratoga Capital Management, LLC	Vaughan Nelson Investment Management, L.P.	Financial intermediaries providing financial advice

Saratoga Energy and Basic Materials Fund	A B I	SBMBX SPEBX SEPIX	Saratoga Capital Management, LLC	Loomis, Sayles & Company, L.P.	Retail

Saratoga Financial Services Portfolio	A B C I	SFPAX SFPBX SFPCX SFPIX	Saratoga Capital Management, LLC	Loomis, Sayles & Company, L.P.	Retail

Saratoga Advantage Trust/Mid Capitalization Portfolio	I A B C	SMIPX SPMAX SPMBX SPMCX	Saratoga Capital Management, LLC	Vaughan Nelson Investment Management, L.P.	Financial intermediaries providing financial advice

Saratoga Large Capitalization Growth Portfolio	A B C I	SLGYX SLGZX SLGCX SLCGX	Saratoga Capital Management, LLC	Loomis, Sayles & Company, L.P.	Retail

Strategic Partners Conservative Growth Fund	A B C Z	PCGAX PBCFX PCCFX PDCZF	Prudential Investment, LLC	Vaughan Nelson Investment Management, L.P.	Retail

27	Amended June 30, 2010

Strategic Partners High Growth Fund	A B C Z	PHGAX PIHGX PHGCX PDHZX	Prudential Investments, LLC	Vaughan Nelson Investment Management, L.P.	Retail

Strategic Partners Moderate Growth Fund	A B C Z	PAMGX DMGBX PIMGX PDMZX	Prudential Investments, LLC	Vaughan Nelson Investment Management, L.P.	Retail

SunAmerica Focused International Fund	A B C	SFINX N/A FINTX	AIG SunAmerica Asset Management Corp.	Harris Associates, L.P.	Variable annuity/variable life

SunAmerica Focused Mid-Cap Value Portfolio	A B C	FMVPX N/A N/A	AIG SunAmerica Asset Management Corp.	Reich & Tang Asset Management, LLC	Retail

TA IDEX Loomis Sayles Bond Fund	I	N/A	Transamerica Fund Advisors, Inc.	Loomis, Sayles & Company, L.P.	Retail

The Target Portfolio Trust Small Capitalization Value	N/A	TASVX	Prudential Investments LLC	Vaughan Nelson Investment Management, L.P.	Primarily clients of Wachovia Securities

USAA Growth Fund	N/A	USAAX	USAA Investment Management Company	Loomis, Sayles & Company, L.P.	Retail

USAA Growth & Income Fund	N/A	USGRX	USAA Investment Management Company	Loomis, Sayles & Company, L.P.	Retail

Vanguard International Value Fund	Investor shares	VTRIX	Hansberger Global Investors, Inc.	N/A	Retail

Vaughan Nelson Small Cap Value Fund	A B C	NEFJX NEJBX NEJCX	Natixis Asset Management Advisors, L.P.	Vaughan Nelson Investment Management, L.P.	Retail fund

28	Amended June 30, 2010

VN Small Cap Value Portfolio	N/A	N/A	Pacific Life Insurance Company	Vaughan Nelson Investment Management, L.P.	Variable Annuity / Variable Life

Wilmington Trust Real Estate Portfolio	N/A	N/A	Rodney Square Management Corporation	AEW Management & Advisors, L.P.

29	Amended June 30, 2010